UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GENOME THERAPEUTICS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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100 Beaver Street

Waltham, MA 02453

781-398-2300

www.genomecorp.com

January 16, 2004

IMPORTANT REMINDER

Dear Fellow Stockholder:

Our Special Meeting of Stockholders is fast approaching and according to our latest records, your vote for this meeting has not been received.

At Genome Therapeutics, we have always been proud of the fact that our shareholder base is primarily made up of individual investors like you. Your vote is very important to us regardless of the number of shares you own. Please vote in FAVOR of all proposals today.

You can vote using any of the methods listed below. Voting is fast, easy and at no-cost to you.

•	Using a touch-tone telephone, call the toll-free number located on the enclosed Voting Instruction Form. You will be prompted for the 12-digit control number located in the gray shaded box on the form and given simple instructions on casting your vote.

•	Vote over the internet at www.proxyvote.com using the 12-digit control number located on the Voting Instruction Form to cast your vote quickly and conveniently.

•	Sign, date and mail the Voting Instruction Form in the enclosed postage-paid envelope.

If you have any questions regarding how to vote your shares, please do not hesitate to contact The Altman Group Inc, our proxy solicitor toll free at 1-800-217-0538. Please feel free to contact our Investor Relations group at 781-398-2300 with any other questions.

Thank you in advance for your support.

Sincerely,

Steven M. Rauscher

Chairman, President and Chief Executive Officer

Genome Therapeutics

IF YOU HAVE RECENTLY VOTED,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.